Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the funds constituting IndexIQ Active ETF Trust listed in Appendix A (the “Funds”) of our report dated June 24, 2020, relating to the financial statements and financial highlights, which appears in the Funds’ Annual Report on Form N-CSR for the period ended April 30, 2020. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 27, 2020

Appendix A

IQ MacKay Municipal Insured ETF

IQ MacKay Municipal Intermediate ETF

IQ Ultra Short Duration ETF

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